UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 24, 2015

Gladstone Commercial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-33097	020681276
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1521 Westbranch Drive, Suite 100, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-287-5800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 24, 2015, Gladstone Commercial Corporation (the "Company"), a Maryland corporation, amended and restated its existing advisory agreement with Gladstone Management Corporation, a registered investment adviser (the "Adviser") by entering into the Second Amended and Restated Investment Advisory Agreement between the Company and the Adviser (the "Amended Agreement"). The Company’s entrance into the Amended Agreement was approved unanimously by its board of directors, including, specifically, approved unanimously by the Company’s independent directors.

The following is a summary of the amendments. All capitalized terms below not defined in this Current Report on Form 8-K are defined in the Amended Agreement.

• The Base Management Fee was lowered from 2.0% per annum (0.5% per quarter) of total stockholders' equity (as recorded on the Company's balance sheet, less the recorded value of any preferred stock, and an incentive fee based upon funds from operations) to 1.5% per annum (0.375% per quarter) of Total Stockholders' Equity, defined in the Amended Agreement as the total stockholders' equity reported on the Company's balance sheet (the "Reported Stockholders' Equity"), before recording the Base Management Fee and the Incentive Fee and adjusted to exclude unrealized gains and losses and certain other one-time non-cash items.
• The Incentive Fee will now be equal to 15% of the Company’s Core FFO for the quarter minus 8.0% per annum (2.0% per quarter) of Reported Stockholders’ Equity, before recording the Incentive Fee and adjusted to exclude unrealized gains and losses and certain other one-time non-cash items. The Incentive Fee in a given quarter can never be greater than 115% of the average quarterly Incentive Fee paid during the trailing four quarters (averaged over the number of quarters in which any Incentive Fee was paid).
• A Capital Gain Fee was added to the Amended Agreement, payable at the end of each fiscal year and calculated as 15% of the aggregate realized capital gains minus the aggregate realized capital losses for the applicable fiscal year or any abbreviated time period in the event that the Amended Agreement is terminated.
• In the event that the Amended Agreement is terminated by the Company without Cause, or terminated by the Adviser upon the Company’s default under the Amended Agreement, the Company will pay a Termination Fee equal to two times the sum of the average annual Base Management Fee and Incentive Fee earned by the Adviser during the 24-month period prior to the effective date of such termination.
The description above is only a summary of the material provisions of the Amended Agreement and is qualified in its entirety by reference to a copy of the Amended Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the entry into the Amended Agreement is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
10.1 Second Amended and Restated Investment Advisory Agreement, between Gladstone Commercial Corporation and Gladstone Management Corporation, dated July 24, 2015.
99.1 Press release of Gladstone Commercial Corporation, dated July 27, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation

July 27, 2015	By:	/s/ Danielle Jones

Name: Danielle Jones
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Second Amended and Restated Investment Advisory Agreement, between Gladstone Commercial Corporation and Gladstone Management Corporation, dated July 24, 2015.
99.1	Press release of Gladstone Commercial Corporation, dated July 27, 2015.